Exhibit 99.1

Decarbonization Plus Acquisition Corporation

CONDENSED BALANCE SHEET

	October 22, 2020	Pro Forma Adjustments (unaudited)		As Adjusted (unaudited)
ASSETS:
Current assets:
Cash	$2,577,151	$(514,500	)(c)	$2,062,651
Total Current Assets	2,577,151	(514,500)		2,062,651
Cash held in Trust Account	200,000,000	25,725,020	(a)	225,725,020
Total assets	$202,577,151	$25,210,520		$227,787,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable - offering costs (affiliate)	$135,941	$-		$135,941
Accounts payable - affiliate	3,089	-		3,089
Accrued offering expenses	471,495	-		471,495
Advance from related party	600,000	(514,500	)(b)	85,500
Total Current Liabilities	1,210,525	(514,500)		696,025
Deferred underwriting fee payable	7,000,000	900,376	(d)	7,900,376
Total liabilities	$8,210,525	$385,876		$8,596,401

COMMITMENTS AND CONTINGENCIES
Class A common stock subject to possible redemption, 18,936,662 and 21,419,126 shares, respectively, at $10.00 per share	189,366,620	24,824,640	(e)	214,191,260
Stockholders’ equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value, 250,000,000 shares authorized; 1,063,338 and 1,153,376 shares, respectively, issued and outstanding	106	257	(a)	115
		(248	)(e)
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 5,750,000 shares issued and outstanding	575			575
Additional paid-in capital	5,222,185	25,724,763	(a)	5,222,180
		514,500	(b)
		(514,500	)(c)
		(900,376	)(d)
		(24,824,392	)(e)
Retained earnings (accumulated deficit)	(222,860)	-		(222,860)
Total stockholders’ equity	5,000,006	4		5,000,010
Total liabilities and stockholders’ equity	$202,577,151	$25,210,520		$227,787,671

DECARBONIZATION PLUS ACQUISITION CORPORATION

NOTE TO PRO FORMA BALANCE SHEET

(unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Decarbonization Plus Acquisition Corporation (the “Company”) as of October 22, 2020, adjusted for the partial closing of the underwriters’ over-allotment option and related transactions which occurred on November 12, 2020, as described below.

The Company consummated its initial public offering (the “IPO”) of 20,000,000 units on October 22, 2020. Each unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one warrant of the Company, each whole warrant entitling the holder thereof to purchase one whole share of Class A Common Stock at an exercise price of $11.50 per share.

In connection with the IPO, the underwriters were granted an option to purchase up to an additional 3,000,000 units to cover over-allotments, if any. On November 9, 2020, the underwriters partially exercised their over-allotment option and, on November 12, 2020, the Company consummated the sale of 2,572,502 additional units (the “Units”) at a price of $10.00 per Unit, generating additional gross proceeds of $25,725,020 to the Company. Each Unit consists of one share of Class A Common Stock and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share. Simultaneously with the sale of the Units, the Company consummated a private placement of an additional 514,500 warrants (the “Private Placement Warrants”) with Decarbonization Plus Acquisition Sponsor, LLC (the “Sponsor”) and an affiliate of the Company’s chief executive officer, generating aggregate gross proceeds of $514,500 to the Company. Transaction costs amounted to $900,376, consisting of $900,376 of additional underwriting fees, which have been deferred until the completion of the Company’s initial business combination. As a result of the underwriters’ election to partially exercise their over-allotment option, 643,125 shares of Class B common stock issued to the Sponsor (the “Founder Shares”) are no longer subject to forfeiture, resulting in 106,875 remaining subject to forfeiture and an aggregate of 5,750,000 Founder Shares issued and outstanding. The remainder of the underwriters’ over-allotment option will expire on December 3, 2020. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entries:	Debit	Credit
a.	Cash held in Trust Account	25,725,020
	Additional paid-in capital		25,724,763
	Class A common stock		257
	To record sale of 2,572,502 Units on over-allotment option at $10.00 per Unit.

b.	Advance from related party	514,500
	Additional paid-in capital		514,500
	To record issuance of 514,500 Private Placement Warrants at $1.00 per Private Placement Warrant using proceeds received at IPO.

c.	Additional paid-in capital	514,500
	Cash held in operating account		514,500
	To record payment of 2.0% of cash underwriting fee on over-allotment option using proceeds received at IPO.

d.	Additional paid-in capital	900,376
	Deferred underwriting fees		900,376
	To record the liability for deferred underwriting fees on over-allotment option.

e.	Class A Common stock	248
	Additional paid-in capital	24,824,392
	Class A Common Stock Subject to Redemption		24,824,640
	To reclassify common stock out of permanent equity into mezzanine redeemable stock.